UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 13, 2007

EVCI CAREER COLLEGES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	001-14827 (Commission File Number)	06-1488212 (IRS Employer Identification No.)

1 Van Der Donck Street, 2nd Floor, Yonkers, New York 10701
(Address of principal executive offices)

Registrant’s telephone number, including area code (914) 623-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

(a) On December 13, 2007, EVCI’s Board of Directors approved the closing of Interboro Institute on December 21, 2007 subject to the approval by the Board of Directors of Interboro Institute, Inc., which was given on December 17, 2007. The press release announcing the closing is filed as an exhibit to this Report.

(b) (c) and (d) At this time, EVCI is unable in good faith to make a determination of estimates required by paragraphs (b), (c) and (d) of this Item 2.05.

Item 2.06. Material Impairments.

(a) In connection with the closing of Interboro Institute referred to in Item 2.05 of this report, EVCI’s Chief Financial Officer has determined that a material charge for impairment of goodwill and other long lived assets attributable to Interboro is required under generally accepted accounting principles applicable to EVCI.

(b) and (c) At this time, EVCI is unable, in good faith, to make a determination of estimates required by paragraphs (b) and (c) of this Item 2.06.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 14, 2007, Dr. Arol I. Buntzman resigned as director of EVCI and as a director of EVCI’s subsidiaries, Technical Career Institutes, Inc. and Pennsylvania School of Business, Inc.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated December 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

EVCI CAREER COLLEGES HOLDING CORP.

Dated: December 19, 2007	By:	/s/ Henry Hetherington
Name: Henry Hetherington
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release dated December 17, 2007